Exhibit 24.1

VALUEVISION MEDIA, INC.

POWER OF ATTORNEY

The undersigned director and/or officer of ValueVision Media, Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Keith Stewart, William McGrath, and Teresa Dery, and each or any one of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments (including post-effective amendments) thereto, to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of additional shares of common stock of the Company to be issued pursuant to the ValueVision Media, Inc. 2011 Omnibus Incentive Plan, and to file the same with the SEC, granting unto these attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 4th day of September, 2013.

Signature	Title

/s/ Keith R. Stewart	Chief Executive Officer (Principal Executive Officer), Director
Keith R. Stewart

/s/ William McGrath	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
William McGrath

/s/ Randy S. Ronning	Chairman of the Board
Randy S. Ronning

/s/ John D. Buck	Director
John D. Buck

/s/ Jill R. Botway	Director
Jill R. Botway

/s/ William F. Evans	Director
William F. Evans

/s/ Sean F. Orr	Director
Sean F. Orr

/s/ Robert S. Pick	Director
Robert S. Pick